UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

August 1, 2009

_____________________________

Date of Report (Date of earliest event reported)

NEXTMART, INC.

_____________________________________________________________________________________________

(Exact name of registrant as specified in its charter)

Delaware

                                                       000-26347

410985135

___________________________________________________________________________________________

(State or other jurisdiction                                     (Commission                                          (IRS Employer

 of incorporation)                                             File Number)                                                    Identification No.)

NextMart Inc. Oriental Plaza Bldg. W3, Twelfth Floor

1 East Chang'an Avenue, Dongcheng District, Beijing, 100738 PRC ___________________________________________________________________________________________

(Address of principal executive offices)                      (Zip Code)

Registrant’s telephone number, including area code:  +86 (0)10 8518 9669

None

_____________________________________________________________________________________________

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

One August 1, 2009, the Company entered into a subscription and asset sale agreement (the “Agreement”) with Beijing Hua Hui Hengye Investment Lt. (“Hua Hui”), an unaffiliated PRC company. Hua Hui is part of The Beijing Hua Hui Corporation, a PRC real estate construction and development conglomerate that specializes in constructing and developing travel, resort, hotel, and apartment properties in popular tourist and other destinations within China

The Agreement.

Under the Agreement, the Company received from Hua Hui the commercial income rights (described below) to 10,000 square meters the Huadun Changde International Hotel located in the city of Changde in China’s Hunan Province (“Project”). The Project is currently under development by Hua Hui. The parties have valued the commercial income rights at RMB115,000,000 (US$16,821,719). As consideration, the Company shall pay RMB100,000,000 (US$14,627,811,80), to be satisfied by issuing Hua Hui 250,000,000 shares of its common stock valued at US$0.024 per share (the closing price of the Company’s common stock on the transaction date) for a total stock value of approximately RMB41,000,000 (or US$6,000,000),and the transfer of certain company assets (described below) valued at approximately RMB59,000,000 (US$8,630,273.24).  Upon completion of the transaction, Hua Hui will become the Company’s majority shareholder and will own approximately 56.41% Company’s outstanding shares.

The transaction will be executed through an escrow agreement (“Escrow Agreement”) in which Hua Hui will receive 30% of the Shares and all the Assets within 90 days of signing the Agreement. The other 70% of the Shares will be held in escrow until the completion of the Construction.

As the majority shareholder, Hua Hui is expected to replace or appoint a majority of the company’s directors upon completion. However, Meng Hua Liu, Hua Hui’s Chairman and sole shareholder, will be appointed Chairman of the Company in the immediate future.The new board plans to immediately change the company’s name from Asia Premium Television Group Inc. to Demao Tang Inc., subject to shareholder approval

The Project.

As mentioned above, the Project consists of 10,000 square meters of the Huadun Changde International Hotel, which is located in Changde, PRC. Changde is a popular tourist destination located in China’s central Hunan province. The city is accessible by rail and air and is in close proximity to several tourist, scenic, and commercial areas. Upon completion, the Hotel will be a total of 37,000 square meters that sits on an approximately 3.6 acre piece of land that has access roads on the North, East, and West. Construction began on June 1, 2009 and is expected to be completed on December 31, 2010. Under the Agreement, Hua Hui will be responsible for all costs and expenses incurred in constructing the Project. Once the Project is complete, the Company will assume all control over management and operation management of the Project. The Company shall own the commercial income rights to the Project. Commercial income rights in this case means that the Company shall have the sole right to manage the property and will own and/or receive any and all income and proceeds derived from the commercial use of the Project in any capacity.

As described below, the Company’s new direction is to develop and market an elite network of private member health and recovery clubs that would provide first class preventative and recovery care using the most modern methods and products. It intends to sell memberships to these clubs to wealthy Chinese clientele, as well as to sell private label products via direct sales channels. These clubs will be branded as the “Demao Tang” Clubs which means health through the harmony of people and the heavens. The Company plans to develop its Demeo Tang Clubs by partnering with existing elite member clubs to embed its club within these existing operations. It also intends to open its own clubs at independent locations. The Company will feature a Demao Tang Club in the hotel project as an independent, wholly owned club (“Hunan Club”). Of the total available space of the Project, the Company expects that the Hunan Club will occupy 2,000 square meters. The remaining 8,000 square meters is expected to be leased out to generate additional revenue.

The funds to develop and operate the Hunan Club are expected to be derived from sale of membership to its other Demao Tang Clubs, the sale of private label and third party products to members, and leasing revenues from the 8,000 square meters within the Project. The Hunan Club is located within the Project is expected to open in the second half of 2011. We expect to initiate the sale of memberships to embedded clubs by late calendar 2009.

Our New Direction

As mentioned above, our new business strategy is to offer private member health club memberships to wealthy Chinese and to sell self-branded health products via direct sales channels. This product and services model will be rolled out in two phases. Phase One is to establish its Demao Tang Clubs as private member health clubs that offer specialized health services and products to its members. These clubs would provide first class preventative and recovery care using the most modern methods and products. We plan to develop this club concept in cooperation with top tier membership clubs and health care services companies specializing in preventative and recovery care. To begin, the Company plans to partner with China’s most elite members clubs to embed its Demao Tang clubs and related health services and products into these existing operations. To that end, we are in final discussions with existing elite clubs in Beijing and Shanghai and expect to enter into partnership with these clubs sometime during the second half of calendar 2009. The Company also plans to develop its own Demao Tang clubs at independent locations, as in the case of the Hunan Club. Revenues from the planned clubs would be derived from the sale of memberships to its clubs and the sale of private label and third party health products and services within the clubs.

In order to provide its planned health services and products to club members, we plan to selectively partner with leading health service and technology providers to provide our members with state of the art medical screening and certain treatment procedures. We are currently in final stage discussions with potential partners that would provide: 1) an infrared automatic screening system, which is used to identify various ailments and diseases at an early stage; 2) DNA testing for cervical cancer; 3) cancer recovery and anti-aging treatments; 4) stem cell based recovery and restorative treatments. These services would be complimented by a range of leading health products including herbal medicines. The health services and product partnerships would be managed by us at each of the planned health clubs, which will allow Demao Tang clubs to offer its high-end members with holistic health solutions and a comfortable environment in which to undergo their desired health treatment.

Phase Two involves the direct sales for Demao Tang branded or third party health products. These products would include certain types of supplements and herbal and homeopathetic medicines as well as general health and anti-aging products designed to restore and maintain health and well-being.  We will partner with established producers to self-brand already developed and government approved supplements, herbal medicines, and general health products. We do not intend to develop and manufacture its own health products, but rather carefully select and brand existing products with the Demao Tang brand name. In order to minimize product costs, product partnerships will be done through profit sharing agreements. This light weight product sales model eliminates many of the costs associated with the development and sale of health products. The direct sales channel would initially include our private member health clubs and our own online direct sales platform. The Company is also considering launching a small network of self-owned retail stores in major Chinese cities to sell our Demao Tang products in the second half of 2010, after which the Company plans to expand the network through franchising.

We expect to successfully sell club memberships and Demao Tang branded health products through its access (via its various affiliates) to a network of media channels which includes over 70 print media and 700 online media channels including online sales channels, many of which target our desired market: China’s rich and influential. Existing data indicates that China now has 900,000 people with over RMB10,000,000 in assets, of which 100,000 have over RMB100,000,000 in assets. We believe that as China’s economy continues its explosive growth, the number of Chinese consumers able and willing to access top quality health services will grow exponentially. Our health services and product business model is based on our assessment of the needs of the emerging Chinese healthcare market as it seeks to increase care capacity. We believe that lack of access to top-quality preventative treatments and particularly recovery care for major diseases like cancer is inversely matched by the demand among an ever expanding class of affluent Chinese consumers. By providing private, high-class health clubs and direct sales channels through which our branded health products and are directly provided to affluent customers, we believe we will be well placed to meet that demand.

Asset Consideration

Under the terms of the Agreement, as additional consideration for acquiring the commercial rights to the Project, the Company will sell to Hua Hui the following non-performing or discontinued assets (“Assets”), none of which were the Company’s core business: 1) 100% of the Company’s share holdings in its wholly-owned subsidiary William Brand Administer Ltd,; 2) 100% of the Company’s share holdings in its wholly-owned subsidiary Credit Network 114 Ltd.,; 3) 100% of the Company’s 80% share holdings in its held for sale subsidiary Naixiu Development Company Ltd.; 4) 100% of its 60% shareholdings in its joint venture subsidiary Wuxi Sun Network Technology Ltd.; 5) All assets and liabilities belonging to the Company’s subsidiary Oxus Cancer Research Ltd., with the exception of the subsidiary’s cash, office furniture, and any third-party  debts, liabilities, or receivables, which shall remain the subsidiaries property; 6) All assets and liabilities belonging to the Company’s subsidiary Sun New Media Group Ltd., with the exception of the subsidiary’s cash, office furniture, and any third-party debts, liabilities, or receivables, which shall remain its property; 7) all assets and liabilities belonging to the Company not already mentioned herein, with the exception of the Company’s remaining subsidiaries Oxus Cancer Research Ltd. and Sun New Media Group Ltd., and the Company’s 239,201 shares of Asia Premium Television Group Inc.’s common stock, its cash, office furniture, and any third-party debts, liabilities (valued at approximately US$1,100,000), or receivables, which shall remain the Company’s property; 8) other miscellaneous assets. The Assets were valued at approximately RMB59,000,000 (US$8,630,273.24) for the purposes of this transaction, which is higher than their combined book value.

This filing includes statements that may constitute 'forward-looking' statements. Certain of the statements contained herein, which are not historical facts, are forward-looking statements, and usually containing the word 'believe,' 'estimate,' 'project,' 'expect,' 'plan,' 'anticipate' or similar expressions. Forward-looking statements inherently involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. By making these forward-looking statements, the Company disclaims any obligation to update these statements for revisions or changes after the date of this report.

Item 3.02 Unregistered Sales of Equity Securities.

Pursuant to the Agreement, the Company is obligated to issue a total of 250,000,000 shares of its common stock-See Item 1.01 above. This Form 8-K will be amended when such event occurs.

Item 5.01 Changes in Control of Registrant.

Pursuant to the Agreement, a change of control has occurred with respect to the Company-See Item 1.01 above. This Form 8-K will be amended when such event occurs.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to the Agreement, Mr. Meng Hua Liu will be appointed as Chairman of the Company-See Item 1.01 above. This Form 8-K will be amended when such event occurs.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEXTMART, INC.

(Registrant)

Date:  August 4, 2009

By:  /s/

Carla Zhou

Carla Zhou

Chief Executive Officer

7